Exhibit 99.1

PACR	PACCAR Inc
Public Affairs Department
Press Release	P.O. Box 1518
Bellevue, WA 98009

Contact: Robin Easton
(425) 468-7676

FOR IMMEDIATE RELEASE

PACCAR Investor Conference Presentation

May 2, 2014, Bellevue, Washington – PACCAR will be presenting at the Wells Fargo Securities Industrial Conference at 9:05 a.m. EDT on Wednesday May 7, 2014. A real-time audio Webcast of the presentation will be available at www.paccar.com. An audio replay will be available following the presentation at the same link until May 16, 2014.

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced diesel engines, provides financial services and information technology, and distributes truck parts related to its principal business.

PACCAR shares are traded on the Nasdaq Global Select market, symbol PCAR, and its homepage is www.paccar.com.